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                                                                     EXHIBIT 5.1

                           [ROPES & GRAY LETTERHEAD]

                                              June 23, 2000

Charles River Laboratories International, Inc.
251 Ballardvale Street
Wilmington, MA 01887

        Re:  Charles River Laboratories International, Inc.

Ladies and Gentlemen:

    This opinion is furnished to you in connection with a registration statement on Form S-1 (the "Rule 462(b) Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of 1,725,000 shares of Common Stock, $.01 par value (the "Shares"), of Charles River Laboratories International, Inc., a Delaware corporation (the "Company"). The Shares are to be sold pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into among the Company and Donaldson, Lufkin & Jenrette Securities Corporation, Lehman Brothers Inc., ING Barings LLC, SG Cowen Securities Corporation, U.S. Bancorp Piper Jaffray Inc. and DLJDIRECT Inc., as representatives of the underwriters named therein, together with the shares of Common Stock registered pursuant to a Registration Statement on Form S-1 (File No. 333-35524) of the Company that was declared effective earlier today (the "Initial Registration Statement").

    We have acted as counsel for the Company in connection with its proposed issuance and sale of the Shares. For purposes of this opinion, we have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary.

    We express no opinion as to the applicability of, compliance with or effect of Federal law or the law of any jurisdiction other than The Commonwealth of Massachusetts and the corporate laws of the State of Delaware.

    Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Shares have been issued and sold and the Company has received the consideration in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.

    We hereby consent to your filing this opinion as an exhibit to the Rule 462(b) Registration Statement and to the use of our name therein under the caption "Legal Matters" in the prospectus included in the Initial Registration Statement and incorporated by reference in the Rule 462(b) Registration Statement.

    It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Rule 462(b) Registration Statement is in effect.

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                                               Very truly yours,

                                               /s/ Ropes & Gray
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                                               Ropes & Gray
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